Exhibit 10.7

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of the 28th day of March, 2008 between Drug Royalty LP2, a limited partnership organized and existing under the laws of the State of Delaware (“Secured Party”), and Epoch Biosciences, Inc., a corporation organized and existing under the laws of the State of Delaware (“Debtor”), with its principal executive offices at 10398 Pacific Center Court, San Diego, CA 92121.

WHEREAS Secured Party and Debtor have entered into a Royalty Interest Assignment Agreement dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Assignment Agreement”);

AND WHEREAS this Agreement is entered into pursuant to Section 6.2(c) of the Assignment Agreement;

NOW THEREFORE in consideration of the respective covenants, promises and agreements of the parties herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Defined Terms

Capitalized terms that are defined in the Assignment Agreement and not otherwise defined herein have, unless the context otherwise requires, the respective meanings given to them in the Assignment Agreement and, in addition, the following terms have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

“Agreement” means this Security Agreement, the recitals, all attached exhibits and schedules, and any agreement, exhibit or schedule supplementing or amending this Agreement. All uses of the words “hereto”, “herein,” “hereof,” “hereby” and “hereunder” and similar expressions refer to this Agreement and not to any particular Section or portion of it;

“Assignment Agreement” has the meaning set out in the recitals;

“Collateral” means the License Agreement, the Know-How and the Patents (whether now or hereafter acquired) and includes Proceeds therefrom and, where the context permits, any reference to “Collateral” shall be deemed to be a reference to “Collateral or any part thereof”;

“Event of Default” under this Agreement means the occurrence of any one or more of the following events:

(a)	the failure of Debtor to pay or perform any monetary Obligations within 5 business days of the date on which such Obligations are due or payable;

(b)	the failure to perform in any material respect any non-monetary Obligation or covenant under this Agreement or the Assignment Agreement and such failure shall continue unremedied for a period of 5 business days after receipt of notice thereof from Secured Party;

(c)	any breach in any material respect of any representation or warranty made by Debtor hereunder or in the Assignment Agreement; or

(d)	the cessation or threatened cessation by Debtor of its business generally or the admission by Debtor of its inability to, or, its actual failure to, pay its debts generally, including circumstances where Debtor (i) is adjudged bankrupt or insolvent, (ii) makes an assignment in bankruptcy or otherwise for the benefit of creditors, (iii) files a petition or proposal under bankruptcy, insolvency or similar legislation, or (iv) has instituted against it proceedings under bankruptcy, insolvency or similar legislation including for the appointment of a receiver or trustee;

“Financing Statement” has the meaning set out in Section 3.1(f);

“including”, when used herein or in any Closing Document, means “including without limitation” and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

“Know-How” means Licensed Know-How, as that term is defined in the License Agreement;

“License Agreement” means the Second Amended and Restated Collaboration, License and Supply Agreement between Debtor and Applera Corporation dated as of August 17, 2000, as amended by the First Side Agreement dated October 31, 2001, the Amendment No. 1 to the Second Amended and Restated Collaboration, License and Supply Agreement dated July 26, 2002 and Amendment No. 2 to the Second Amended and Restated Collaboration, License and Supply Agreement dated as of December 31, 2005, as it may be further amended from time to time after the date hereof;

“Obligations” means all indebtedness, liabilities and obligations (whether direct, indirect, absolute, contingent or otherwise) of Debtor to Secured Party arising pursuant to the Assignment Agreement or arising pursuant hereto upon the occurrence of an Event of Default;

“Patents” means the Licensed Patents and Related Patents, as those terms are defined in the License Agreement, including those Patents and patent applications set forth on Exhibit A attached hereto;

“Proceeds” means property in any form derived, directly or indirectly, from any dealing with the Collateral or other Proceeds (together with any reissue, continuation, continuation-in-part or extension of the Patents) and includes any accounts arising from any sale, transfer, license, lease or other dealing in any of the Collateral and any payment representing indemnity or compensation for loss or damage to the Collateral or other Proceeds, including insurance proceeds and proceeds (as such term is defined in the UCC);

“Security Interest” has the meaning set out in Section 2.1;

“Transaction Documents” has the meaning set out in Section 2.2;

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any legislation that may be substituted therefor (as any such substituted legislation may be amended from time to time); provided that, if, with respect to any Financing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest granted pursuant to the Assignment Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of the Assignment Agreement and any Financing Statement relating to such perfection or effect of perfection or non-perfection; and

“US PTO” means the United States Patent and Trademark Office and any successor office.

1.2	Meanings under the UCC

All terms used herein and not otherwise defined pursuant to Section 1.1 (including any definitions incorporated herein by reference to the Assignment Agreement) and which are defined in the UCC shall, unless the context otherwise requires, have the respective meanings assigned to such terms in the UCC.

1.3	Sections and Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.4	Governing Law

This Agreement shall be governed by and construed, interpreted and enforced in accordance with, the laws of the State of New York and the federal laws of the United States, without giving effect to the principles of conflicts of law thereof except as set forth in Section 5-1401 of the New York General Obligations Law.

EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

1.5	Consent to Jurisdiction

Each of Debtor and Secured Party (a) hereby irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and to the extent that such United States district court lacks jurisdiction despite the consent herein, to the jurisdiction of the courts of the State of New York sitting in New York County and the appellate courts therefrom, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of Debtor and Secured Party consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 1.5 shall affect or limit any right to serve process in any other manner permitted by law.

1.6	Severability

To the extent permitted by law, if any provision herein is determined to be void, voidable or unenforceable, in whole or in part, such determination shall not affect or impair or be deemed to affect or impair the validity of any other provision hereof and all the provisions hereof are hereby declared to be separate, severable and distinct.

ARTICLE 2

SECURITY INTERESTS

2.1	Grant of Security Interest

To secure the prompt, punctual and faithful payment and performance of the Obligations, Debtor hereby grants to Secured Party, for the benefit of Secured Party, a continuing security interest (the “Security Interest”) in and to the Collateral. Nothing contained in the foregoing definition shall be construed to afford Secured Party any recourse to the Patents or any other Collateral prior to the occurrence of an Event of Default.

2.2	Security Interest Absolute, etc.

This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until terminated. All rights of Secured Party and the Security Interest granted hereunder, and all obligations of Debtor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a)	any lack of validity, legality or enforceability of this Agreement, the Assignment Agreement or any other Closing Document (collectively, the “Transaction Documents”);

(b)	the failure of Secured Party to assert any claim or demand or to enforce any right or remedy against Debtor or any other Person under the provisions of any Transaction Document or otherwise;

(c)	any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;

(d)	any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Debtor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise; and

(e)	any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Debtor or any other Person under the provisions of any Transaction Document.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF DEBTOR

3.1	Debtor Representations and Warranties

Debtor represents and warrants to Secured Party (and acknowledges that Secured Party is relying on such representations and warranties) that as at the date hereof:

(a)	“Epoch Biosciences, Inc.” is its only business name and has been its only business name for at least 24 months prior to the date hereof;

(b)	the jurisdiction in which Debtor is located for purposes of Sections 9-301 and 9-307 of the UCC is Delaware;

(c)	the Collateral has not been abandoned or adjudged invalid or unenforceable, in whole or in part;

(d)	Debtor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Collateral for purposes of granting a security interest or as collateral that has not been terminated or released;

(e)	this Agreement creates a valid security interest in the Collateral securing the payment and performance of the Obligations;

(f)	Debtor has filed or caused to be filed all UCC-1 financing statements in the filing office for its jurisdiction of organization (collectively, the “Financing Statements”). Debtor hereby approves, ratifies and confirms any such Financing Statement filed by Secured Party and waives any right to claim that any such prior filing was not in compliance with the UCC or not pursuant to a prior authenticated record. Promptly, but no later than five days after the execution and delivery of this Agreement, Debtor will cause a Collateral Assignment Agreement incorporating by reference the terms of this Agreement in form and substance acceptable to Secured Party, to be filed with the US PTO, together with all appropriate cover sheets and other required documentation.

(g)	upon the filing of the Financing Statements with the appropriate agencies and the filings, recordings and registrations described in this Article 3, the Security Interest will constitute a perfected first priority security interest in the Collateral described on such financing statements in favour of Secured Party to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, prior to all other Encumbrances, except for Permitted Encumbrances (in which case such security interest shall be second in priority of right only to the Permitted Encumbrances until the obligations secured by such Permitted Encumbrances have been satisfied); and

(h)	except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Agency or any other third party is required either

(i)	for the grant by Debtor of the Security Interest; or

(ii)	for the perfection or maintenance of the Security Interest hereunder, including the first priority nature of such security interest (except with respect to the Financing Statements or the recordation of any agreements with the US PTO or the U.S. Copyright Office) or the exercise by Secured Party of its rights and remedies hereunder.

3.2	Survival

The representations and warranties of Debtor contained in this Agreement shall survive for so long as any of the Obligations shall remain unpaid or unperformed, as applicable, and, notwithstanding any investigation made by or on behalf of Secured Party, shall continue in full force and effect for the benefit of Secured Party during such period.

ARTICLE 4

COVENANTS OF DEBTOR

So long as any of the Obligations shall remain unpaid or unperformed, Debtor covenants and agrees as follows:

4.1	Change of Name or Jurisdiction

Debtor shall not change its name as set out in Section 3.1(a) or add any new business name or change its jurisdiction as set out in Section 3.1(b) without providing at least 30 days’ prior written notice to Secured Party of such change or addition.

4.2	Creating and Preserving the Security Interest

Debtor shall, from time to time at the request of Secured Party, make and do all such acts and things and execute and deliver all such instruments, agreements, financing statements and documents as Secured Party reasonably requests by notice in writing given to Debtor in order to create, preserve, perfect, validate or otherwise protect the Security Interest, to enable Secured Party to exercise and enforce its rights and remedies hereunder and generally to carry out the provisions and purposes of this Agreement and, to this end, for greater certainty, Debtor shall, from time to time at the request of Secured Party, execute a power of attorney in such form as may be reasonably satisfactory to Secured Party and Debtor, such power of attorney to be in addition to the power of attorney granted hereby.

4.3	Verification of Collateral

Secured Party shall have the right at any time and from time to time to verify the existence and state of the Collateral in any reasonable manner that Secured Party may consider appropriate, and Debtor agrees to furnish all reasonable assistance and information and to perform all such reasonable acts as Secured Party may reasonably request in connection therewith and for such purpose to grant to Secured Party or its agents reasonable access to all places where Collateral may be located and to all premises occupied by Debtor.

4.4	Preservation of Collateral

Debtor shall not transfer or convey any interest in the Collateral or suffer, permit or cause any Encumbrances thereon other than Permitted Encumbrances. Debtor shall not do any act or omit to do any act whereby any Patent may become abandoned or dedicated. Debtor agrees to take all steps in any proceeding before the US PTO or the courts, offices or agencies of any other jurisdiction, to maintain each application and registration of the Patents and to maintain the accuracy and effectiveness of the filings, registrations or recordings with respect to the Collateral in favour of Secured Party, in such capacity. Secured Party may from time to time, at its option, perform the acts specified in the foregoing which Debtor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and Secured Party may from time to time take any other action where it deems necessary for the maintenance, preservation or protection of any of the Collateral.

ARTICLE 5

DEFAULT AND SECURED PARTY’S REMEDIES

5.1	Remedies Upon Default

Upon the occurrence of any Event of Default and during the continuance thereof, the Security Interest granted hereunder shall immediately become enforceable without any further notice or any other action on the part of Secured Party, and Secured Party may, forthwith or at any time thereafter and without notice to Debtor, except as provided in the UCC or this Agreement:

(a)	commence legal action to enforce payment or performance of the Obligations;

(b)	in consultation with Debtor, dispose of the Collateral by private or public sale, lease, license or otherwise upon such terms and conditions as Secured Party may determine and whether or not Secured Party has taken possession of the Collateral and Secured Party shall provide not less than 10 days’ written notice to Debtor specifying the timing of such disposition;

(c)	file such proofs of claim or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, dissolution or other proceedings (voluntary or otherwise) relating to Debtor; and

(d)	take any other action, suit, remedy or proceeding authorized or permitted by this Agreement, the Assignment Agreement, the UCC or by law or equity, including pursuant to the authority granted in any power of attorney granted hereunder or otherwise pursuant to this Agreement or any other Transaction Document.

5.2	Non-Exclusive License

Upon the occurrence of any Event of Default and during the continuance thereof, Secured Party shall grant Debtor a non-exclusive worldwide license under the Patents and the Know-How within all fields of use for the Patents accompanied by the right to sublicense the Patents and the Know-How under those licenses that were in existence at the time of such default provided that any such right to sublicense shall be limited to (i) those licenses in existence at the time of the Event of Default and (ii) the scope of license granted under such licenses to such licensees in existence at the time of such default.

5.3	Rights and Remedies are Not Mutually Exclusive

To the fullest extent permitted by law, Secured Party’s rights and remedies, whether provided for in this Agreement or otherwise, are not mutually exclusive and are cumulative and not alternative and may be exercised independently or in any combination.

5.4	No Obligation to Enforce

Secured Party shall not be under any obligation to, or liable or accountable for any failure to, enforce payment or performance of the Obligations or to seize, realize, take possession of or dispose of the Collateral and shall not be under any obligation to institute proceedings for any such purpose.

5.5	Cost of Enforcement

Debtor shall, upon demand, reimburse Secured Party for all reasonable costs and expenses incurred by Secured Party in the enforcement of any rights hereunder (including, without limitation, reasonable fees and expenses of counsel where Secured Party prevails) and all such costs shall form part of the Obligations.

5.6	Debtor Power of Attorney

Debtor hereby irrevocably constitutes and designates Secured Party as and for Debtor’s attorney in fact:

(a)	to exercise, upon the occurrence of an Event of Default and during the continuance thereof any of the rights exercisable and powers referenced in this Article 5; and

(b)	to execute, upon the occurrence of an Event of Default and during the continuance thereof, all and singular such instruments, documents, and papers as Secured Party determines to be appropriate in connection with the exercise of such rights and remedies and to cause the sale, license, assignment, transfer or other disposition of the Collateral, including all filings, recordings or registrations with the US PTO required or appropriate to effect such dispositions of Collateral.

The within grant of a power of attorney, being coupled with an interest, shall be irrevocable until this Agreement is terminated.

ARTICLE 6

ACKNOWLEDGEMENT BY DEBTOR

6.1	Acknowledgements

Debtor:

(a)	acknowledges and agrees that this Agreement may be assigned by Secured Party to any person, as Secured Party may determine as contemplated by Section 7.4(a) and, in such event, such person shall be entitled to all of the rights and remedies of Secured Party as set forth in this Agreement or otherwise and Secured Party shall be released and discharged from its further obligations hereunder upon the assumption of same by the assignee;

(b)	acknowledges and agrees that in connection with the exercise of Secured Party’s rights and remedies hereunder, any use by Secured Party of the Collateral shall be coextensive with Debtor’s rights therein and with respect thereto and without any liability for royalties or other related charges from Secured Party to Debtor;

(c)	authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this Security Agreement, and any amendments hereto, or copies hereof; provided that this provision shall not preclude the filing by Debtor of the Collateral Assignment Agreement described in Section 3.1(f); and

(d)

without in any way limiting any other indemnity provisions contained herein or in the Assignment Agreement, hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage or expense (including reasonable legal fees) (each, a “Claim”) arising out of any alleged defect in any product manufactured, promoted or sold by Debtor (or any of its Affiliates) in connection with any Collateral or out of the manufacture, promotion, labeling, sale or advertisement of any such product by Debtor (or any of its Affiliates), including any such Claim due to purported infringement of the Collateral or any portion thereof upon the intellectual property rights or other rights of any other person or entity; provided that Debtor shall not be liable to Secured Party for the payment of any portion of such claim, suit, loss, damage or expense to the extent resulting from Secured Party’s acts or omissions.

ARTICLE 7

MISCELLANEOUS

7.1	Notice

(a) Any notice, demand, direction or other instrument required or permitted to be given hereunder or under the UCC shall be in writing and shall be given in the manner and addressed as set out in Section 10.6 of the Assignment Agreement.

(b) Either party may change its address for service from time to time by notice given in accordance with the foregoing.

7.2	Waiver

(a) Secured Party may waive, in whole or in part, any breach by Debtor of any of the provisions of this Agreement, any default by Debtor in the payment or performance of any of the Obligations or any of its rights and remedies, whether provided for herein or otherwise, provided that no such waiver shall be effective unless given by Secured Party to Debtor in writing.

(b) No waiver given in accordance with Section 7.2(a) shall be a waiver of any other or subsequent breach by Debtor of any of the provisions of this Agreement, of any other or subsequent default by Debtor in the payment or performance of any of the Obligations or any of the rights and remedies of Secured Party, whether provided for herein or otherwise.

(c) Secured Party may, at any time, grant extensions of time or other indulgences to, accept compositions from or grant releases and discharges to Debtor in respect of the Collateral or otherwise deal with Debtor or with the Collateral and other security held by Secured Party, all as Secured Party may see fit, and Debtor agrees that any such act or any failure by Secured Party to exercise any of its rights or remedies, whether provided for herein or otherwise, shall in no way affect or impair the Security Interest or the rights and remedies of Secured Party, whether provided for in this Agreement or otherwise.

7.3	Termination

(a) This Agreement may be terminated by written agreement made between Secured Party and Debtor.

(b) Upon indefeasible fulfillment of the Obligations (except the obligation to maintain confidentiality pursuant to Section 10.1 of the Assignment Agreement), this Agreement shall terminate and all rights in the Collateral shall revert to the Debtor.

(c) Upon termination of this Agreement in accordance with this Section 7.3, Secured Party shall, at the request and expense of Debtor, make and do all such acts and things and execute and deliver all such financing statements, instruments, agreements and documents as Debtor considers reasonably necessary or desirable to discharge the Security Interest, to release and discharge the Collateral therefrom and to record such release and discharge in all appropriate offices of public record.

7.4	Assignment

(a) Upon notice in writing to Debtor, this Agreement and all of the rights of Secured Party under this Agreement and the Assigned Interests shall be assignable by Secured Party without restriction.

(b) Neither this Agreement, nor any or all of the rights or obligations hereunder shall be assignable by Debtor without the prior written consent of Secured Party, provided that Debtor may without the prior consent of Secured Party but with 30 days prior written notice to Secured Party assign this Agreement together with all of its rights hereunder to an Affiliate of Debtor to which Debtor assigns the Collateral, provided that such Affiliate assumes all of Debtor’s obligations hereunder and is at least as credit-worthy as Debtor, and further provided that if at any time such Affiliate ceases to be an Affiliate of Debtor, then all rights and obligations under this Agreement shall revert to Debtor or Debtor’s successor.

(c) This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of merger, reorganization, sale of assets or statutory arrangement of any party) and permitted assigns.

7.5	Excess Payments

In the event that Secured Party exercises any rights and remedies under this Agreement, any payments or amounts received by Secured Party in excess of the Obligations shall be paid to Debtor.

7.6	Further Assurances

Each party shall do such acts and shall execute and deliver such further documents and instruments, and shall cause the doing of such acts and the execution and delivery of such further documents and instruments as are within its power and as the other party may in writing at any time and from time to time reasonably request, in order to give full effect to the provisions and intent of this Agreement.

7.7	Execution in Counterparts and Facsimile Delivery

This Agreement may be executed in counterparts which together shall be deemed to constitute one valid and binding agreement, and valid delivery of the counterparts may be effected by means of a facsimile (including “pdf”) transmission.

[The next page is the signature page.]

IN WITNESS WHEREOF the parties have executed this Agreement.

DRUG ROYALTY LP2, by its General Partner DRC MANAGEMENT LLC2

by	/S/ BEHZAD KHOSROWSHAHI
Name: Behzad Khosrowshahi
Title: Manager

EPOCH BIOSCIENCES, INC.,

by	/S/ DAVID LUDVIGSON
Name: David Ludvigson
Title: President and CEO

Signature page for Security Agreement

Exhibit A

PATENTS AND PATENT APPLICATIONS